We consent to the inclusion in this registration statement on Form S-1 of our report dated February 19, 1999, except as to Note 19 for which the date is June 28, 1999 and Note 20 for which the date is April 8, 1999, on our audits of the consolidated financial statements and financial statement schedule of Condor Systems, Inc. We also consent to the references to our firm under the caption "Experts."

                                                  PricewaterhouseCoopers LLP

San Jose, California
August 31, 1999